UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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PSYCHEMEDICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Psychemedics Corporation on April 28, 2020:

Psychemedics Corporation to Webcast 2020 Annual Meeting of Stockholders

ACTON, Mass., April 28, 2020 (GLOBE NEWSWIRE) -- Psychemedics Corporation (NASDAQ: PMD) will hold its Annual Meeting of Stockholders (“Annual Meeting”) on Thursday, May 14, 2020 at 2:00 p.m. ET. The meeting, which will be held in a virtual format only, will be webcast to the public and can be accessed by going to http://www.psychemedics.com/proxy and following the instructions.

Psychemedics Corporation has decided to hold the Annual Meeting in a virtual meeting format for this year, in light of public health concerns regarding the COVID-19 outbreak. We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools along with telephone access to ensure stockholder access and participation.

As described in the proxy materials for the Annual Meeting, shareholders who held their shares as of the close of business on March 17, 2020, the record date, are entitled to vote in the Annual Meeting.  If the shares are registered directly in a shareholder’s name with the Company’s transfer agent, Computershare, the holder is considered the stockholder of record of those shares and those shareholders have the right to grant their voting proxy directly to the Company or to vote via telephone at the Annual Meeting by following the prompts at http://www.psychemedics.com/proxy.

If shares are held in a stock brokerage account, by a bank, trustee or other nominee, such shares are considered street name shares, and the beneficial owner has the right to direct his or her broker, trustee or nominee on how to vote.  Such beneficial owners are also invited to attend the Annual Meeting. However, since they are not the stockholder of record, they may not vote these shares at the Annual Meeting unless they are provided with a legal proxy by the applicable broker, trustee or nominee no later than May 12.

About Psychemedics
Psychemedics Corporation is the world’s largest provider of hair testing for the detection of drugs of abuse. The Company’s patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

Website Disclosure
We routinely post important information for investors on our website, www.Psychemedics.com, in the "Investors" section. Investors should monitor the Investors section of our website, in addition to following our press releases and SEC filings. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Neil Lerner
Vice President Finance
neill@psychemedics.com